As filed with the Securities and Exchange Commission on August 16, 2007.
Registration No. 333-50494

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHECKFREE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	58-2360335
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
4411 East Jones Bridge Road
Norcross, Georgia 30092
(678) 375-3000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David E. Mangum
Executive Vice President and Chief Financial Officer
CheckFree Corporation
4411 East Jones Bridge Road
Norcross, Georgia 30092
(678) 375-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Correspondence to:
Robert J. Tannous, Esq.
Porter, Wright, Morris & Arthur LLP
41 South High Street
Columbus, Ohio 43215
(614) 227-1953

Approximate date of commencement of proposed sale to the public: Not Applicable.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

EXPLANATORY STATEMENT
Deregistration of Securities
     On November 22, 2000, CheckFree Corporation, a Delaware corporation (the “Company”), filed a Registration Statement on Form S-3 with the Securities and Exchange Commission (Registration No. 333-50494) (the “Registration Statement”) to register the sale of 15,917,250 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), owned by a group of the Company’s stockholders. The purpose of this Post-Effective Amendment No. 1 to Form S-3 Registration Statement (the “Post-Effective Amendment”) is to withdraw and remove from registration the 15,917,250 unissued and unsold shares of Common Stock previously registered under the Registration Statement.
     The Registration Statement is hereby amended to deregister all of the unissued and unsold shares of Common Stock registered under the Registration Statement. As a result of this deregistration, no securities remain registered for sale pursuant to the Registration Statement.
PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 16. Exhibits

Exhibit Number	Description

24	Power of Attorney (incorporated by reference to Exhibit 24 to the Company’s Registration Statement on Form S-3 (Registration No. 333-50494) filed with the Securities and Exchange Commission on November 22, 2000).

Signatures
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Post-Effective Amendment No. 1 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on August 16, 2007.

CheckFree Corporation

By:	/s/ David E. Mangum

David E. Mangum, Executive Vice President and Chief Financial Officer
     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-3 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Peter J. Kight*	Chairman of the Board	August 16, 2007
Peter J. Kight	and Chief Executive Officer
(Principal Executive Officer)

/s/ David E. Mangum	Executive Vice President and	August 16, 2007
David E. Mangum	Chief Financial Officer
(Principal Financial Officer)

/s/ Samuel R. Schwartz	Senior Vice President, Controller and	August 16, 2007
Samuel R. Schwartz	Chief Accounting Officer
(Principal Accounting Officer)

/s/ William P. Boardman*	Director	August 16, 2007

William P. Boardman

Director

C. Beth Cotner

/s/ James D. Dixon*	Director	August 16, 2007

James D. Dixon

/s/ Mark A. Johnson*	Director	August 16, 2007

Mark A. Johnson

/s/ Eugene F. Quinn*	Director	August 16, 2007

Eugene F. Quinn

/s/ Jeffrey M. Wilkins*	Director	August 16, 2007

Jeffrey M. Wilkins

*By:	/s/ Curtis A. Loveland

Curtis A. Loveland, Attorney-in fact

EXHIBIT INDEX

Exhibit Number	Exhibit Description

24	Power of Attorney (incorporated by reference to Exhibit 24 to the Company’s Registration Statement on Form S-3 (Registration No. 333-50494) filed with the Securities and Exchange Commission on November 22, 2000).